Exhibit 10.10.7

SEVENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of September 26, 2017, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and SENDGRID, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2013 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)                                     Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b) Unfinanced Capital Expenditures, Borrower’s unfinanced capital expenditures, measured as of the last day of each calendar quarter and calculated on a cumulative year-to-date basis, shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods. For subsequent reporting periods, Bank and Borrower hereby agree that, on or before February 1 of each year during the term of this Agreement, Borrower shall provide Bank with a budget for the upcoming calendar year, which shall be approved by Borrower’s board of directors, and Bank shall use that budget to establish the unfinanced capital expenditures amounts for the upcoming year, with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.

Reporting Period Ending	Maximum Unfinanced Capital Expenditures
September 30, 2017	$8,000,000
December 31, 2017	$8,000,000

2)                                     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of; or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)                                     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all respects as of the date of this Amendment (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all respects as of such date).

4)                                     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5)                                     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)                                     this Amendment, duly executed by Borrower;

b)                                     payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)                                      such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SENDGRID, INC.		PACIFIC WESTERN BANK

By:	/s/ Yancey Spruill	By:	/s/ Adam Glick

Name:	Yancey Spruill	Name:	/s/ Adam Glick

Title:	CFO & COO	Title:	SVP

[Signature Page to Seventh Amendment to Loan and Security Agreement]